UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Southwest Georgia Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 18, 2019

Dear Shareholder:

The Annual Meeting of the Shareholders of Southwest Georgia Financial Corporation will be held on Tuesday, May 28, 2019, in the Southwest Georgia Bank Administrative Services Building, 205 Second Street S.E., Moultrie, Georgia, at 4:30 P.M. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

This year we will have a special drawing for shareholders who attend the meeting. We will give away two $500.00 cash prizes--you must be present to win and you must be a shareholder of Southwest Georgia Financial Corporation. (*Directors, officers, and staff of Southwest Georgia Bank and Southwest Georgia Financial Corporation and their immediate families are not eligible to participate in the drawing).

In order to ensure that your shares are voted at the meeting, please complete, date, sign, and return the Proxy in the enclosed postage-paid envelope at your earliest convenience or if you have internet access, you may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card. Every shareholder's vote is important, no matter how many shares you own.

We encourage you to attend this annual meeting of the shareholders and join us in the lobby immediately following the meeting for hors d’oeuvres and refreshments. We look forward to your attendance and continued support.

Very truly yours,

DeWitt Drew

President and Chief Executive Officer

* Immediate family is considered to be husband, wife, and children living at home.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

P.O. Box 3488

201 First Street, S.E.

Moultrie, Georgia 31768

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2019

The annual meeting of shareholders of Southwest Georgia Financial Corporation (the “Corporation”) will be held on Tuesday, May 28, 2019, at 4:30 p.m. at the Southwest Georgia Bank Administrative Services Building, located at 205 Second Street, S.E., Moultrie, Georgia, for the purposes of considering and voting upon:

1.	The election of eight directors to constitute the board of directors of the Corporation (the “Board of Directors”) to serve until the next annual meeting and until their successors are elected and qualified;
2.	The approval of an advisory “say on pay” resolution supporting the compensation plan for executive officers;
3.	An advisory vote regarding the frequency of future advisory “say on pay” votes on executive compensation;
4.	The ratification of the appointment of TJS Deemer Dana LLP as our independent auditors for the fiscal year 2019; and
5.	Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 8, 2019, will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

A proxy statement (the “Proxy Statement”) and a proxy solicited by the Board of Directors are enclosed herewith. Also enclosed is the Corporation’s 2018 annual report to shareholders (“2018 Annual Report to Shareholders”), which contains financial data and other information about the Corporation. Even if you plan to attend the meeting in Moultrie, Georgia, please provide us with voting instructions in one of the following ways as soon as possible:

•	Please mark, sign, date, and return the enclosed proxy card promptly using the business reply envelope;
•	If you have internet access, you may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card; or
•	If your shares are held in “street-name”, that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

The Corporation is mailing a full set of its proxy materials to its shareholders. The Corporation’s Proxy Statement, proxy card, and 2018 Annual Report to Shareholders are also available on the Corporation’s website at www.sgb.bank/2018annualreportandproxy.

For directions to the annual meeting, call (229) 985-1120. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

DeWitt Drew

President and Chief Executive Officer

April 18, 2019

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE OR VOTE YOUR SHARES VIA THE INTERNET. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

P.O. Box 3488

201 First Street, S.E.

Moultrie, Georgia 31768

PROXY STATEMENT

April 18, 2019

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Southwest Georgia Financial Corporation (the “Corporation”) for use at the Annual Meeting of Shareholders of the Corporation to be held on May 28, 2019 (the “2019 Annual Meeting”), and any postponement and adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of shares of the Corporation’s common stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Corporation may solicit proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 18, 2019.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the 2019 Annual Meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including:

1.	The election of eight directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;
2.	The approval of an advisory “say on pay” resolution supporting the compensation plan for executive officers;
3.	An advisory vote regarding the frequency of future advisory “say on pay” votes on executive compensation; and
4.	The ratification of the appointment of TJS Deemer Dana LLP as our independent auditors for the fiscal year 2019.

Who is entitled to vote?

All shareholders of record of the Corporation’s common stock at the close of business on April 8, 2019, which is referred to as the “record date”, are entitled to receive notice of the 2019 Annual Meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

How do I cast my vote?

You may vote your shares in one of the following ways:

1.	You may vote your shares by marking, signing, dating and returning the enclosed proxy card in the business reply envelope provided to you;
2.	You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card if you have internet access; or
3.	You may vote your shares in person at the 2019 Annual Meeting.

If your shares of common stock are held in “street name”, that is held for your account by a broker, bank, or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

If the proxy is returned but no choice is specified thereon, it will be voted “for” all proposals.

What are the quorum and voting requirements?

A quorum is present when the holders of a majority of the shares outstanding on the record date are present in person or represented by proxy at the 2019 Annual Meeting. On the record date, the Corporation had outstanding and entitled to vote 2,545,776 shares of common stock, par value $1.00 per share.

The required vote for each item of business at the Annual Meeting is as follows:

1.	For Proposal 1, the election of directors, those nominees receiving the greatest number of votes at the 2019 Annual Meeting shall be deemed elected;
2.	For Proposal 2, the approval of the advisory “say on pay” resolution supporting the compensation plan for the executive officers, the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2019 Annual Meeting;
3.	For Proposal 3, an advisory vote regarding the frequency of future advisory “say on pay” votes on executive compensation, the frequency receiving the greatest number of votes – every three years, every two years or every year – will be considered the frequency selected by shareholders; and
4.	For Proposal 4, the ratification of the appointment of TJS Deemer Dana LLP as independent auditors for 2019, the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2019 Annual Meeting.

How are votes counted?

Abstentions and broker non-votes will be counted for purposes of establishing a quorum. Abstentions will be counted towards the tabulations of votes cast on a proposal and will have the same effect as negative votes. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients (in “street name”) who have not been given specific voting instructions from their clients with respect to non-routine matters. Typically, the ratification of auditors is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for such matter. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proposal 1 is the election of directors. Because directors are elected by a plurality of the votes cast, the director nominees who get the most votes will be elected. Directors cannot be voted “against” and votes to “withhold authority” to vote for a certain nominee will have no effect if the nominee receives a plurality of the votes cast. For all other proposals that come before the meeting, with the exception of the advisory vote regarding the frequency of future advisory “say on pay” votes on executive compensation, you may vote “for” or “against” the proposal. With the respect to Proposal 3, the advisory vote regarding the frequency of future advisory “say on pay” votes on executive compensation, you may vote “every year”, “every two years,” or “every three years.”

If you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote.

Will other matters be voted on at the 2019 Annual Meeting?

The Corporation is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my Proxy instructions?

Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the 2019 Annual Meeting by delivering a signed writing revoking it or a duly executed proxy bearing a later date to the Secretary of the Corporation at Southwest Georgia Financial Corporation, P.O. Box 3488, Moultrie, Georgia 31776-3488. Any shareholder of record as of the record date attending the 2019 Annual Meeting may vote in person by ballot whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the 2019 Annual Meeting will not constitute revocation of a previously given proxy.

Any shareholder holding shares in “street name” by a broker or other nominee must contact the broker or nominee to obtain instructions for revoking the proxy instructions.

What other information should I review before voting?

The 2018 annual report to shareholders, including financial statements for the year ended December 31, 2018, (“2018 Annual Report to Shareholders”) is enclosed with this Proxy Statement and includes the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2018 (“Annual Report on Form 10-K”), except for the exhibits, filed with the Securities and Exchange Commission (“SEC”).

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We have posted materials related to the 2019 Annual Meeting on the internet. The following materials are available on the internet at www.sgb.bank/2018annualreportandproxy:

•	This Proxy Statement for the 2019 Annual Meeting, and

The Corporation’s 2018 Annual Report to Shareholders, which includes the Corporation’s Annual Report on Form 10-K.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth, as of March 1, 2019, the beneficial ownership of the Corporation’s common stock by each “person” (as that term is defined by the SEC) known by the Corporation to be the beneficial owner of more than 5% of the Corporation’s common stock, by each director and named executive officer of the Corporation, and by all directors and named executive officers as a group.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership (1)		of Class
The Employee Stock Ownership Plan and Trust
of Southwest Georgia Financial Corporation	252,248		9.91%
201 First Street, S.E., Moultrie, Georgia 31768
Cecil H. Barber	38,341		1.51%
John J. Cole, Jr.	80,723	(2)	3.17%
DeWitt Drew	34,002	(3)	1.34%
Richard L. Moss	36,410		1.43%
Roy H. Reeves	38,403		1.51%
Johnny R. Slocumb	62,721		2.46%
M. Lane Wear	12,189		*
Marcus R. Wells	15,265		*
Danny E. Singley	16,608	(4)	*
Karen T. Boyd	5,974	(5)	*
Jeffery E. Hanson	13,473	(6)	*
Donna S. Lott	5,502	(7)	*
Ross K. Dekle	10,085	(8)	*
Jeffery (Jud) Moritz	11,974	(9)	*
All Directors and Named Executive Officers as
a Group (14 persons)	539,382		21.19%
* Indicates less than one percent (1%).

(1) Based on 2,545,776 shares outstanding as of March 1, 2019. There were no outstanding stock options exercisable within 60 days of March 1, 2019.
(2) Includes 57,195 shares allocated to the account of Mr. Cole in the Employee Stock Ownership Plan and Trust, over which shares Mr. Cole exercises voting power.
(3) Includes 14,758 shares allocated to the account of Mr. Drew in the Employee Stock Ownership Plan and Trust over which shares Mr. Drew exercises voting power.
(4) Includes 4,597 shares allocated to the account of Mr. Singley in the Employee Stock Ownership Plan and Trust, over which shares Mr. Singley exercises voting power.
(5) Includes 2,500 shares allocated to the account of Mrs. Boyd in the Employee Stock Ownership Plan and Trust, and 705 unvested restricted stock awards, over which shares Mrs. Boyd exercises voting power.
(6) Includes 4,620 shares allocated to the account of Mr. Hanson in the Employee Stock Ownership Plan and Trust, and 1,722 unvested restricted stock awards, over which shares Mr. Hanson exercises voting power.
(7) Includes 3,209 shares allocated to the account of Mrs. Lott in the Employee Stock Ownership Plan and Trust, and 1,051 unvested restricted stock awards, over which shares Mrs. Lott exercises voting power.
(8) Includes 3,534 shares allocated to the account of Mr. Dekle in the Employee Stock Ownership Plan and Trust, and 5,851 unvested restricted stock awards, over which shares Mr. Dekle exercises voting power.
(9) Includes 4,123 shares allocated to the account of Mr. Moritz in the Employee Stock Ownership Plan and Trust, and 5,968 unvested restricted stock awards, over which shares Mr. Moritz exercises voting power.

PROPOSAL 1: ELECTION OF DIRECTORS

The bylaws of the Corporation provide that the Board of Directors shall consist of not less than five nor more than 25 directors. The exact number of directors is currently set at eight by Board resolution. However, the number of directors may be increased or decreased within the foregoing range from time to time by the Board of Directors or by resolution of the shareholders.

The terms of office for directors continue until the next Annual Meeting and until their successors are elected and qualified or until their earlier resignation, removal from office, or death.

Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee. Management of the Corporation has no reason to believe that any nominee will not serve if elected.

Vote Required

Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” each nominee for director.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

The following information is as of April 8, 2019, and has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)	Information about Nominee

Cecil H. Barber (54)

Vice Chairman of the Board of Directors and Assistant Presiding Director of Southwest Georgia Bank (the “Bank”) since 2017, Mr. Barber has been a director of the Bank and the Corporation since 1999. Mr. Barber is Vice President of Barber Contracting, a general contracting company. Mr. Barber earned a Bachelor of Science degree in Civil Engineering from Georgia Institute of Technology. Also, he has participated in various internal training workshops for directors. Mr. Barber’s business experience and familiarity with the local community and businesses deems him qualified as a board member.

John J. Cole, Jr. (69)

A director of the Bank and of the Corporation, Mr. Cole retired as Executive Vice President and Chief Operating Officer of the Bank and the Corporation in December 2018, in which capacity he had served since 2011. He has been Executive and Senior Vice President of the Bank and Corporation since 1992. He has served in various other positions with the Bank since 1976 and the Corporation since 1981. Mr. Cole earned a Bachelor of Science degree in Business Administration from Valdosta State University. Mr. Cole graduated from the School for Bank Administration at the University of Wisconsin as well as Stonier Graduate School of Banking. Also, he has participated in various internal training workshops for directors. Mr. Cole’s education and vast knowledge of the banking industry and the operation of the Bank are assets to the Board of Directors.

DeWitt Drew (62)

A director of the Bank and the Corporation, Mr. Drew has been President and Chief Executive Officer of the Bank and Corporation since May 2002. Previously, he served as President and Chief Operating Officer during 2000 and 2001 and Executive Vice President during 1999 for the Bank and Corporation. Mr. Drew earned a Bachelor of Science degree in Business Administration with a concentration in Accounting from the University of South Alabama. He is a graduate of The Graduate School of Banking of the South at Louisiana State University. Also, he has participated in various internal training workshops for directors. Mr. Drew’s role in leading the Corporation and the Bank and breadth of banking education and experience are critical to the Board of Directors.

Richard L. Moss (67)

A director of the Bank since 1980 and of the Corporation since 1981, Mr. Moss is President of Moss Farms. Mr. Moss earned a Bachelor of Science degree in Agricultural Economics from North Carolina State University. Also, he has participated in various internal training workshops for directors. Mr. Moss’s extensive agricultural knowledge and experience within the agricultural community, which is a big part of the Bank’s customer base, are invaluable to the Board of Directors.

Roy H. Reeves (59)

Chairman of the Board of Directors and Presiding Director of the Bank since 2017, Mr. Reeves has been a director of the Bank and the Corporation since 1991. Mr. Reeves is the owner of Reeves Properties, L.P., a property rental company. Mr. Reeves earned a Bachelor degree in Business Administration from the University of Georgia. He has attended several Georgia Bankers Association sponsored bank director training programs and participated in various other internal training workshops for directors. Mr. Reeves’s professional experience in real estate projects offer a unique insight into the markets in which we operate.

Name (Age)	Information about Nominee
Johnny R. Slocumb (66)

A director of the Bank and the Corporation since 1991, Mr. Slocumb is the owner of Slocumb and Associates, Inc., a company which offers real estate and insurance services. Mr. Slocumb earned a Bachelor of Science degree in Business from Georgia Southwestern College. Also, he has participated in various internal training workshops for directors. Mr. Slocumb’s business insight, especially in the real estate and insurance industries, and knowledge of our market are necessary to direct the Corporation.

M. Lane Wear (67)

A director of the Bank and of the Corporation since 2007. Mr. Wear is a Certified Public Accountant and has been a partner with Vines, Wear and Mangum, LLP since 1986. Mr. Wear earned a Bachelor of Business Administration degree from Georgia Southern College. Also, he has participated in various internal training workshops for directors. Mr. Wear’s accounting background and financial acumen are imperative to the Board of Directors.

Marcus R. Wells (61)

A director of the Bank and of the Corporation since 2007. A licensed physical therapist, Mr. Wells became Director of Business Development and physical therapist at Colquitt Regional Medical Center in June 2013. Previously, he was owner and Chief Executive Officer of Alliance Rehab, Inc., d/b/a Moultrie Physical Therapy & Rehabilitation from January 2004 through May 2013. Previously, he was employed from 1999 to March 2003 by, and was managing partner from April 2003 to December 2003 at, Moultrie Physical Therapy & Rehabilitation. Also, Mr. Wells has been Chief Executive Officer of POINT, Inc., (Prevention of Occupational & Industrial Trauma) since 1998. Mr. Wells earned an Associate in Arts degree from Tallahassee Community College and a Bachelor of Science degree in Physical Therapy from Florida A & M University. He has earned certificates from Community Bankers Association of Georgia and from Terry College of Business at the University of Georgia in bank director and fundamentals training. Also, he has participated in various other internal training workshops for directors. Mr. Wells’ broad director training, ties to the local community, and business experience deems him qualified as a board member.

There are no family relationships between any director, executive officer, or nominee for director of the Corporation or any of its subsidiaries.

Meetings and Composition of the Board of Directors

The Board of Directors held 12 regular meetings during 2018. All of the directors attended at least 90% of the Board of Directors and committee meetings held during 2018 and their tenure as directors. Directors are expected to be present at all Board of Directors meetings of the Corporation. Directors are expected to be present at the 2019 Annual Meeting of the Corporation. All of the directors attended the Corporation’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”).

The Board of Directors has determined that six of the eight members of the Board of Directors are “independent” as defined under applicable federal securities laws and listing standards of the NYSE American LLC (the “NYSE American”). The “independent” directors are Messrs. Barber, Moss, Reeves, Slocumb, Wear, and Wells.

Board Leadership Structure and Role in Risk Oversight

The Corporation is led by Mr. DeWitt Drew who serves as the President and Chief Executive Officer. Mr. Drew has been President and Chief Executive Officer since 2002. The Board of Directors is currently led by Roy H. Reeves as Chairman, and is comprised of eight directors total, six of whom have been determined to be independent directors. Each of the Audit, Personnel and Nominating Committees of the Board of Directors are comprised entirely of independent directors.

The Chief Executive Officer is responsible for oversight of the day-to-day operations and business affairs of the Corporation, including directing the business conducted by the employees, managers and officers of the Corporation. The Chairman is responsible for leading the Board of Directors in its duty to oversee the management of the business and affairs of the Corporation and ensuring that he and the other directors act in the best interest of the Corporation and its shareholders.

Risk oversight of the Corporation is the responsibility of the Board of Directors. It administers this oversight function by evaluating various components of risks to the Corporation at each meeting of the Board of Directors. The current structure of the Board of Directors is appropriate for the Corporation at this time and facilitates careful oversight of risk for the Corporation by the independent directors. The Corporation believes it is important to maintain the separate roles of the Chairman of the Board of Directors and the Chief Executive Officer. This allows the Chairman to be an independent leader for the Board of Directors as well as a liaison between the Board of Directors and management. The independent directors met in executive session without the non-independent directors and management four times in 2018. This executive session of the Board of Directors allowed the Board of Directors to review key decisions and discuss matters in a manner that is independent of senior management and non-independent directors.

Committees of the Board of Directors

The Board of Directors has established three committees, a personnel committee (the “Personnel Committee”), an audit committee (the “Audit Committee”), and a nominating committee (the “Nominating Committee”).

Personnel Committee

The Personnel Committee is currently composed of four members, Cecil H. Barber, Roy H. Reeves, Richard L. Moss, and Marcus R. Wells. The Board of Directors has determined that all of these directors are “independent” under applicable federal securities laws and listing standards of the NYSE American. The Personnel Committee held five meetings during 2018.

The Personnel Committee is responsible for establishing and administering the policies that govern the compensation arrangements for executive officers and other employees. The Personnel Committee is also responsible for oversight and administration of certain executive and employee compensation and benefit plans, including the Employee Stock Option Plan (the “ESOP”), Corporation’s Pension Retirement Plan (the “Pension Plan”), Supplemental Retirement Plan (the “Supplemental Plan”), Directors and Executive Officers Stock Purchase Plan (the “Stock Purchase Plan”) and the 2013 Omnibus Incentive Plan (the “Incentive Plan”), as well as the Bank’s 401(k) Plan effective January 1, 2007 (the “401(k) Plan”). It periodically reviews and makes recommendations to the Board of Directors with respect to Director Compensation.

Audit Committee

The Audit Committee presently consists of four directors, M. Lane Wear, Richard L. Moss, Marcus R. Wells, and Johnny R. Slocumb. The Audit Committee held four meetings during 2018.

The Board of Directors has determined that all of the members of the Audit Committee are “independent” under applicable federal securities laws and listing standards of the NYSE American and have sufficient knowledge in financial and accounting matters to serve on the Audit Committee, including the ability to read and understand fundamental financial statements. Mr. Wear, the chairman of the Audit Committee, qualifies as “financially sophisticated” under the listing standards of the NYSE American or as an “audit committee financial expert” under the federal securities laws.

The Audit Committee is responsible for recommending the selection of independent auditors; meeting with the independent auditors to review the scope and results of the audit; reviewing with management and the internal auditor the systems of internal control and the internal audit reports; and ascertaining that any and all operational deficiencies are satisfactorily corrected.

Nominating Committee

The Board of Directors has a standing Nominating Committee that presently consists of six members, Richard L. Moss, Cecil H. Barber, Roy H. Reeves, M. Lane Wear, Johnny R. Slocumb, and Marcus R. Wells. The Nominating Committee held one meeting during 2018. The Nominating Committee nominates all directors and presents a slate of nominees for the Board of Directors to be approved by a majority of independent directors. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” under applicable federal securities laws and listing standards of the NYSE American.

Charters

The Board of Directors has adopted written Personnel, Audit, and Nominating Committee Charters that are annually reviewed and assessed. The charters are all posted on the Corporation’s website located at www.sgb.bank/investor-relations.

Director Nominations

A candidate for the Board of Directors must meet the eligibility requirements set forth in the Corporation’s bylaws and in any applicable Board or committee resolutions. The Nominating Committee considers diversity in qualifications and characteristics that it deems appropriate from time to time when selecting individuals to be nominated for election to the Board of Directors. These qualifications and characteristics may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, age, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s board and committee meeting attendance, performance, and length of service.

The Nominating Committee will consider in accordance with the analysis described above all director nominees properly recommended by shareholders. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide written notice to Mrs. Karen T. Boyd, Southwest Georgia Financial Corporation, P. O. Box 3488, Moultrie, GA, 31776-3488 pursuant to the deadlines described in “Shareholder Proposals and Director Nominations.”

Code of Ethical Conduct

The Corporation has adopted a code of business conduct and ethics (the “Code of Ethics: Policies and Procedures”) designed to promote ethical conduct by all of the Corporation’s directors, officers, and employees. The Code of Ethics Policies and Procedures includes a code of ethical conduct (the “Code of Ethical Conduct for Principal Executive Officer and Principal Financial Officers”) which sets forth standards applicable to all officers, directors, and employees but has provisions specifically applicable to the Corporation’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics: Policies and Procedures complies with the federal securities law requirement that issuers have a code of ethics applicable to the principal executive officer and principal financial officer, and the NYSE American requirement that listed companies have a code of ethical conduct applicable to all directors, officers, and employees. The Code of Ethical Conduct for Principal Executive Officer and Principal Financial Officers is included in our Code of Ethics: Policies and Procedures posted on the website, www.sgb.bank/investor-relations. The Corporation has not had any amendment to or waiver of the Code of Ethical Conduct for Principal Executive Officer and Principal Financial Officers. If there is an amendment or waiver, the Corporation will post such amendment or waiver on its website.

EXECUTIVE COMPENSATION

Overview and Administration

The objective of the Corporation’s compensation program is to offer a compensation package that will attract, motivate, reward, and retain high-performing and dedicated employees. The package must balance competitive need and individual performance with affordability. The package must also provide financial security for employees and dependents upon retirement, disability, or death. The compensation program is designed to reward performance, longevity, professional growth, initiative, and increased responsibility.

The Personnel Committee reviews, evaluates, and approves compensation and benefits for all executive officers, including the “Named Executive Officers”, who, for 2018, were DeWitt Drew, President and Chief Executive Officer of the Corporation and the Bank, John Cole, Jr., Executive Vice President and Chief Operating Officer of the Corporation and the Bank, and Jeffery E. Hanson, Executive Vice President and Chief Banking Officer of the Corporation and the Bank. Mr. Cole retired in December 2018. The Personnel Committee also reviews general policy matters relating to compensation and benefits.

In 2018, the Corporation held an advisory “say on pay” vote on the compensation of its executive officers. The Corporation’s shareholders approved such compensation, with 93% of the shares entitled to vote and present in person or represented by proxy at the 2018 Annual Meeting supporting the compensation plan for executive officers. As the Personnel Committee evaluated its compensation policies and overall objectives for 2018, it took into consideration this support of the Corporation’s shareholders. As a result, the Personnel Committee decided to retain the general approach and structure of the Corporation’s compensation plan for its executive officers. While this annual vote is not binding on the Corporation, our Board of Directors or our Personnel Committee, we value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our executive officers, we will consider our shareholders’ concerns and the Personnel Committee will evaluate whether any actions are necessary to address those concerns.

All compensation paid to the Corporation’s officers during the year ended December 31, 2018, was paid by subsidiaries of the Corporation.

Elements of Compensation

Annual Base Salary and Cash Bonus. Executive officer annual base salary and bonus awards are determined by the Personnel Committee with reference to Corporation-wide, divisional, and individual performance for the previous fiscal year based on a wide range of measures, which include comparisons with competitors’ performance and internal goals set before the start of each fiscal year and by comparison to the level of executive officers’ compensation of other financial institutions of comparable size in comparable markets. No relative weights are assigned for these factors.

The Personnel Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and in comparable markets. In keeping with this belief, the Committee consistently participates in and uses compensation and benefit surveys from the Georgia Bankers Association and the Bank Administration Institute and measures the Corporation’s performance with peer comparison from the Federal Financial Institution Examining Council Peer Group Report.

During 2018, the Personnel Committee set annual salary and bonus for the Named Executive Officers in 2018 based primarily on Corporation-wide performance. The Personnel Committee believes that performance can best be judged by considering the current year’s results and those over the intermediate term. In measuring such performance, many financial metrics are measured at the Bank level. At the Bank level, measures for pre-tax return on assets (“ROA”), after-tax ROA and return on equity (“ROE”), growth rate of total assets, net loan loss ratio, level of non-performing assets to total loans and other real estate owned, non-performing assets to capital and reserves, and leverage ratio are compared to results generated through three peer groups: (1) banks and thrifts with less than $3 billion in total assets operating in our market area, (2) all Georgia chartered commercial banks, and (3) our Federal Financial Institutions Examination Council (“FFIEC”) bank peer group.

In performing such review, the Personnel Committee found that for the five years ending September 30, 2018, the Bank consistently outperformed each of its peer group’s growth measures, asset quality measures, and ROE. The Bank slightly lagged the FFIEC bank peer group’s pre-tax and after-tax ROA but exceeded the other two peer group results for both measurements.

At the Corporation level, the Committee looks primarily at earnings per share level and trend. The Corporation reported record earnings per share in both 2018 and 2016. Earnings grew in those years 23% and 20%, respectively. For 2017, earnings per share decreased 6% to $1.49. However, earnings were impacted by a non-recurring impairment to net deferred tax assets. The associated charge was a non-cash event, without which, earnings per share would have been $1.66, 5% higher than the prior record.

In view of corporate performance, all of the Named Executive Officers received raises in their annual base salary of up to 4.8% in 2018 and most received bonuses of 25% of base salary. In 2017, the Named Executive Officers’ salary increases were up to 3.1% and most received bonuses up to 25% of base salary. The Named Executive Officers’ base salaries and annual bonuses for 2018 are listed in “Executive Compensation - Summary Compensation Table”.

Equity Incentive Awards. The Corporation’s 2013 Omnibus Incentive Plan, or Incentive Plan, was approved by our shareholders at the Corporation’s 2014 annual meeting of shareholders (the “2014 Annual Meeting”). The Incentive Plan was established to attract, retain and motivate the Corporation’s employees, consultants, advisors and directors, to promote the success of our business by linking their personal interests to those of our shareholders and to encourage stock ownership on the part of management. Under the Incentive Plan, the Corporation may issue a maximum aggregate amount of 125,000 shares of common stock pursuant to (i) stock options, which includes incentive stock options and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock units, (v) incentive awards, (vi) other stock-based awards and (vii) dividend equivalents. The Corporation may also grant cash-based awards under the Plan.

In fiscal years 2018 and 2017, the Corporation granted 13,316 and 4,271, respectively, shares of restricted stock awards under the Incentive Plan, of which 854 shares are vested.

Retirement and Other Benefits

The Corporation offers retirement and other benefits that the Personnel Committee believes provide employees with a highly competitive package of benefits. The Corporation believes these forms of compensation enhance the ability to competitively search, hire, and retain a strong and competent executive staff, and that the 401(k) Plan, ESOP and Stock Purchase Plan encourage corporate ownership among employees.

Pension Plan. The Corporation’s Pension Plan is a qualified noncontributory defined benefit pension plan and is described in “Executive Compensation – Pension Benefits”. The Corporation froze the Pension Plan in 2006.

401(k) Plan. In place of the frozen Pension Plan, the Corporation and Bank adopted the 401(k) Plan for the benefit of almost all of the employees who attain the age of 21 years and complete a year of service. The 401(k) Plan is a qualified defined contribution plan as provided for under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). This 401(k) Plan will match contributions dollar for dollar for the first 4% of compensation that each participant defers into the 401(k) Plan each payroll period. The 401(k) Plan allows for a discretionary match in excess of 4% and for participants to defer up to 80% of their respective compensation, subject to the maximum deferrals permitted under the Code. In 2018, the Corporation matched up to 4% of qualified compensation for Mr. Drew, Mr. Cole and Mr. Hanson in the amounts of $11,000, $10,826 and $9,613, respectively.

Employee Stock Ownership Plan. The Corporation has a qualified, nondiscriminatory Employee Stock Ownership Plan (“ESOP”) administered by an ESOP Committee, and its assets are held and managed by a trustee. This ESOP is designed to motivate and reward employees as corporate owners and to provide to eligible employees additional retirement benefits. The ESOP covers almost all employees who have completed at least two years of service. Contributions to the ESOP are at the discretion of the Board of Directors and are allocated to participants who are actively employed on the last day of the plan year and who have completed a year of service for such year (as defined in the ESOP). The annual amount of the contribution is determined by taking into consideration the prevailing financial conditions and fiscal requirements of the Corporation. The total annual contribution is limited by the amount that the Corporation can deduct for federal income tax purposes. Each eligible participant’s contribution is based on a percentage of annual compensation. This form of compensation plan supports the Corporation’s overall mission statement to attain motivated and dedicated employees. In 2018, the Corporation’s subsidiaries made ESOP contributions to Mr. Drew, Mr. Cole and Mr. Hanson in the amounts of $22,033, $20,568 and $19,092, respectively.

Supplemental Plan. The Corporation’s Supplemental Plan is a non-qualified retirement plan which provides benefits for any excess annual retirement benefits which cannot be paid under the Pension Plan and ESOP, and is described in “Executive Compensation – Pension Benefits”. There was no impact to the ESOP part of this plan as a result of the frozen Pension Plan. Mr. Drew is the only active participant in the Supplemental Plan and the Bank made a contribution for Mr. Drew in 2018 in the amount of $7,000.

Stock Purchase Plan. Amendment No. 1 to the Corporation’s Stock Purchase Plan was approved by the shareholders at the 2016 Annual Meeting, which authorized up to 450,000 shares to be purchased by the plan. Under the amended Stock Purchase Plan, participants may elect to contribute up to $900 of salary or directors’ fees each month and receive common stock with an aggregate value of two times the contribution, with the maximum level of monthly contribution set by the Board of Directors. In 2018, the Corporation contributed $10,800 to each of the Stock Purchase Plan accounts of Mr. Drew and Mr. Cole, and $1,200 to the account of Mr. Hanson.

Insurance. The Corporation provides to all employees group term life insurance benefit of two and a half times their annual base salary not to exceed $350,000. The Corporation’s subsidiaries paid premiums of $2,376, $4,572 and $828 for Mr. Drew, Mr. Cole and Mr. Hanson, respectively, during 2018. The excess premium paid over $50,000 of life insurance benefit is non-cash compensation to the employee. Mr. Drew was the only management officer with bank owned life insurance compensation of $1,440 during 2018.

Employment Contracts and Change in Control Arrangements

DeWitt Drew. On October 1, 2003, the Corporation and the Bank entered into an employment agreement with DeWitt Drew. Under the employment agreement, Mr. Drew serves as the President and Chief Executive Officer of the Corporation and the Bank and is entitled to receive an annual base salary (currently $315,000) which is subject to normal annual increases as shall be determined by the Board of Directors of the Corporation from time to time. The employment agreement commenced on October 1, 2003, and is for a rolling five-year term that is extended for an additional day each day of his employment. In addition to the base salary, Mr. Drew is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Drew receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the Corporation’s benefit plans. The Bank also pays the premiums on a $1 million split dollar life insurance policy for Mr. Drew. If Mr. Drew’s employment terminates for any reason, he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of two years after such termination.

If Mr. Drew’s employment is terminated for Cause (as defined in the employment agreement) or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Drew’s employment is terminated without cause or by Mr. Drew for Good Reason (as defined) after a Change in Control (as defined), he is entitled to the salary and medical benefits provided to him under the employment agreement for the remainder of the then current term, subject to the terms and conditions of the employment agreement. Any options he has been granted as of the termination date will immediately vest and expire upon their normal expiration date in the case of a Change in Control or one year in case of another termination without cause. If Mr. Drew’s employment is terminated due to a disability, he shall continue to receive his salary for the remainder of the then current term and receive medical benefits until the earlier of the end of the then current term or he is entitled to disability coverage. If Mr. Drew’s employment terminates because of death or disability, his options will vest and will expire upon their normal expiration date. In the event of any such termination, except as set forth below, Mr. Drew would be entitled to approximately $964,363, which is the sum of his present salary and medical benefits for the term remaining until his age of 65 years old.

Mr. Drew’s employment agreement provides that the compensation and benefits provided for under the agreement shall be reduced or modified so as to insure that the payments thereunder do not constitute an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code (an “Excess Severance Payment”). The agreement does not provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an Excess Severance Payment.

Jeffery E. Hanson. As of May 10, 2012, the Bank entered into an employment agreement with Jeffery E. Hanson. Under the employment agreement, Mr. Hanson, who now serves as Executive Vice President and Chief Banking Officer of the Bank, is entitled to receive an annual base salary (currently $196,730) subject to normal annual increases as determined by the Board of Directors from time to time. The employment agreement commenced on May 10, 2012, for a three-year term and automatically renewed for an additional three-year term in 2015 and 2018. In addition to the base salary, Mr. Hanson is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Hanson receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the 401(k) plan, disability insurance, medical insurance, and life insurance pursuant to the employment agreement. If Mr. Hanson’s employment terminates for any reason other than without Cause (as defined in the employment agreement) or for Good Reason (as defined), he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of one year after such termination.

If Mr. Hanson’s employment is terminated for Cause or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Hanson’s employment is terminated without Cause or by Mr. Hanson for Good Reason, he is entitled to the salary and medical benefits provided to him under the employment agreement for one year, subject to the terms and conditions of the employment agreement. Any options he has been granted as of the termination date will immediately vest and be exercisable for one year and then terminate. If Mr. Hanson’s employment is terminated due to a disability, he shall continue to receive his salary for one year and receive medical benefits until the earlier of one year or he is entitled to disability coverage. If Mr. Hanson’s employment terminates because of death or disability, his options if any will vest and will expire upon their normal expiration date. In the event of any such termination, Mr. Hanson would be entitled to approximately $196,730, which is the sum of his present salary for one year. Under this employment agreement, in a Change in Control situation, there is no payment due to Mr. Hanson; however, he is allowed to cancel the agreement without further obligation.

Summary Compensation Table

The following table provides information about the compensation paid or accrued with respect to the Named Executive Officers for each of the past two fiscal years. No other executive officers of the Corporation are required to be included in this table and/or were paid $100,000 or more in total compensation during 2018.

Name and Principal				All Other
Position During 2018	Year	Salary	Bonus	Compensation(1)	Total

DeWitt Drew	2018	$300,000	$130,000	$65,849 (2)	$495,849
President and CEO of the	2017	$293,000	$100,000	$62,811	$455,811
Corporation and the Bank

John J. Cole, Jr.	2018	$191,000	$47,750	$58,366 (3)	$297,116
Executive Vice President and	2017	$185,000	$46,250	$55,075	$286,325
COO of the Corporation and
the Bank

Jeffery E Hanson	2018	$191,000	$47,750	$30,733	$269,483
Executive Vice President and	2017	$185,000	$46,250	$29,084	$260,334
CBO of the Corporation and
the Bank

(1) Amounts shown include stock purchase plan contributions, 401(k) match, ESOP contributions, group term life insurance, and bank owned life insurance benefits.

(2) Includes director’s fees for 2018 of $11,200.

(3) Includes director’s fees for 2018 of $11,600.

Equity-Based Compensation

As previously described, the Corporation’s Incentive Plan was approved by our shareholders at the Corporation’s 2014 Annual Meeting and was established to attract, retain and motivate the Corporation’s employees, consultants, advisors and directors, to promote the success of our business by linking their personal interests to those of our shareholders and to encourage stock ownership on the part of management. Under the Incentive Plan, the Corporation may issue a maximum aggregate amount of 125,000 shares of common stock. As of December 31, 2018, restricted stock awards of 17,587 have been granted under the Incentive Plan. The restricted stock awards vest over a five-year period.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information as of December 31, 2018, concerning outstanding equity awards previously granted to each of the Named Executive Officers:

	Stock Awards
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Name
DeWitt Drew	0	0
John J. Cole, Jr.	0	0
Jeffery E. Hanson	1,722	34,922

Pension Benefits

The Corporation maintains the Pension Plan which was frozen effective December 31, 2006 as a result of the increasing costs to keep it funded. The cost of the Pension Plan which represents the current and future benefits of current and retired employees has been funded by the Corporation’s subsidiaries. These benefits accrue based upon actuarial determinations employing the aggregate funding method. The compensation covered by the Pension Plan has included total annual compensation including bonuses and overtime pay. The employee benefits earned through December 31, 2006, are preserved and the funds will be maintained in a trust account to pay future benefits through retirement, but new benefits will not accrue under the Pension Plan. The portion of compensation which is considered covered compensation under the Pension Plan equals the annual salary and bonus amounts indicated in “Executive Compensation - Summary Compensation Table”.

All executive officers who exceed the maximum covered compensation limited by federal law of $275,000 are covered under the Corporation’s Supplemental Plan. Any excess annual retirement benefit which could not be paid under the Pension Plan and ESOP because of the above federal limitation will be payable under the Supplemental Plan. During 2018, DeWitt Drew, the Chief Executive Officer, and John J. Cole, Jr, Executive Vice President and Chief Operating Officer, qualified for the Supplemental Plan.

Generally, when a participant retires, both the Pension Plan and the Supplemental Plan will pay to the participant benefits in the form of equal monthly installments for such participant’s life unless the participant elects to have his retirement benefits payable under one of several optional forms of payment. The benefits are based on compensation and years of service and are taxable to the participant. The normal retirement age defined in the plan is 65.

Director Compensation

All of the members of the Board of Directors of the Corporation also serve on the Bank’s Board of Directors. Each Board member is compensated for his board services by the Bank. The annual director fees for the Chairman, Vice Chairman, and each director are $12,000, $8,400, and $6,000, respectively. In addition, directors are paid $400 for each Board meeting attended and $200 for each committee meeting attended (committee meeting attendance fees are paid only to outside directors). Directors could contribute their directors’ fees to the Corporation’s Stock Purchase Plan described in “Retirement and Other Benefits - Stock Purchase Plan” and receive common stock of the Corporation with an aggregate value of two times their contribution.

The Corporation has a voluntary deferred compensation plan (the “Deferred Compensation Plan”) for the Board of Directors administered by an insurance company. The Deferred Compensation Plan stipulates that if a director participates in the Deferred Compensation Plan for four years, the Corporation will pay the director future monthly income for ten years beginning at normal retirement age, and the Corporation will make specified monthly payments to the director’s beneficiaries in the event of his or her death prior to the completion of such ten-year payments. The Deferred Compensation Plan is funded by life insurance policies, with the Corporation as the named beneficiary. This Deferred Compensation Plan is closed to new director enrollment and participation. The only current participant is Richard L. Moss, who began receiving payments in 2017, receives $98,900 each year.

The following table summarizes 2018 non-employee director compensation. There were no option or stock awards granted to directors for 2018, and directors do not participate in the Pension Plan or receive any non-qualified deferred compensation. Mr. Drew and Mr. Cole were the only employees on the Board of Directors for 2018 and their compensation for that service is described in “Executive Compensation – Summary Compensation Table”. The Corporation believes that the total level of compensation for directors is reasonably comparable with other small publicly traded community bank holding companies.

Director Compensation Table

	Fees Earned	All Other
Name	or Paid in Cash	Compensation	Total
Cecil H. Barber	$23,900	$10,800	$34,700
Richard L. Moss	$13,300	$109,700	$123,000
Roy H. Reeves	$28,100	$10,800	$38,900
Johnny R. Slocumb	$24,300	$10,800	$35,100
M. Lane Wear	$16,300	$10,800	$27,100
Marcus R. Wells	$15,900	$10,800	$26,700

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation has a written related person transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by the Corporation pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended. The standards applied in evaluating approval of a transaction under the policy includes, but may not be limited to, the following: benefits to the Corporation, impact on a director’s independence, and the availability and terms of comparable products and/or services to or from unrelated third parties. The Board of Directors or the Audit Committee must approve all such transactions under the policy.

The Bank from time to time has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Corporation and other related persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectability or presented other unfavorable features. As of December 31, 2018, loans to officers, directors, and principal shareholders of the Corporation and the Bank and to other related persons amounted to $1.6 million. Also, during 2018, directors and executive officers had approximately $2.0 million in deposits with the Bank.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to an Audit Committee Charter (the “Charter”) that was adopted by the Board of Directors on May 24, 2000, and amended on August 24, 2016. The Corporation’s management is responsible for its internal accounting controls and the financial reporting process. The Corporation’s independent accountants, TJS Deemer Dana LLP (“TJS DD”), are responsible for performing an audit of the Corporation’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee was involved with the selection process and the approval of TJS DD as the Corporation’s principal independent auditors. Also, the Audit Committee has approved TJS DD to provide non-audit services such as various compliance procedure reviews, employee benefit plan review audits and an information technology review audit.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the Corporation’s independent accountants the matters required to be discussed by Auditing Standards No. 1301 (Communication with Audit Committees), as adopted by the PCAOB, and has discussed with the independent accountants their independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence.

The Audit Committee also discussed with management and the auditors the quality and adequacy of the Corporation’s internal controls over financial reporting and the internal audit function’s organization, responsibilities, budget, and staffing.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s auditors are in fact “independent”.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Corporation be included in the Annual Report on Form 10-K for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

M. Lane Wear	Richard L. Moss
Johnny R. Slocumb	Marcus R. Wells

PROPOSAL 2: APPROVAL OF ADVISORY RESOLUTION SUPPORTING

THE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

General

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Corporation is asking its shareholders to vote, on an advisory basis, on the compensation of its Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives the Corporation’s shareholders the opportunity to express their views on the compensation of the Corporation’s Named Executive Officers.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Corporation’s long-term success. Shareholders are urged to read the “Executive Compensation” section of this Proxy Statement for greater detail about the Corporation’s executive compensation programs, including information about the fiscal year 2018 compensation of the Named Executive Officers.

The Corporation is asking the shareholders to indicate their support for the compensation of the Corporation’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers, as described in the “Executive Compensation” section of this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, notes and narratives.”

Even though this say on pay vote is advisory and therefore will not be binding on the Corporation, the Personnel Committee and the Board of Directors value the opinions of the Corporation’s shareholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board of Directors will consider the shareholders’ concerns and the Personnel Committee will evaluate what actions may be necessary or appropriate to address those concerns.

Vote Required

The affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2019 Annual Meeting is required to approve, on an advisory basis, the say on pay resolution supporting the compensation plan for the executive officers.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3: AN ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE

ADVISORY “SAY ON PAY” VOTES ON EXECUTIVE COMPENSATION

General

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Corporation is also asking its shareholders to provide their input with regard to the frequency of future shareholder advisory “say on pay” votes on executive compensation programs, such as the proposal contained in Proposal 3 above. In particular, we seek your input on whether the advisory vote on executive compensation should occur once every year, every two years or every three years. At the Corporation’s 2013 annual meeting of shareholders, our shareholders indicated their preference for us to hold say on pay votes on an annual basis.

After considering this agenda item, the Board of Directors has determined that an advisory vote on executive compensation every year is the appropriate interval for conducting and responding to a say on pay vote. By providing an advisory vote on executive compensation every year, shareholders will be able to provide the Corporation with direct, annual input on its compensation philosophy, policies and practices. However, shareholders are not voting to approve or disapprove of the Board’s recommendation, and shareholders have the option to specify that the vote should occur every year, every two years, or every three years.

Even though your vote is advisory and therefore will not be binding on the Corporation, the Board of Directors and the Personnel Committee value the opinions of shareholders and will consider the shareholders’ vote on the frequency of the say on pay vote. Nevertheless, the Board of Directors may decide to hold an advisory vote on executive compensation more or less frequently than the option voted by the shareholders and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Recommendation

The Board of Directors unanimously recommends that you vote for holding an advisory vote on executive compensation “EVERY YEAR.”

PROPOSAL 4: RATIFICATION OF TJS DEEMER DANA LLP

AS INDEPENDENT AUDITORS FOR 2019

TJS DD was the principal independent public accountant for the Corporation during the years ended December 31, 2018 and 2017. Representatives of TJS DD are expected to be present at the 2019 Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. Subject to the vote of the shareholders, the Corporation anticipates that TJS DD will be the Corporation’s accountants for the current fiscal year.

Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the ratification of TJS DD as independent auditors for 2019.

INFORMATION CONCERNING THE CORPORATION’S ACCOUNTANTS

Audit Fees

The aggregate fees billed for professional services by TJS DD for the audit of the Corporation and reviews of the Corporation’s quarterly financial statements for 2018 and 2017 were $63,050 and $65,497, respectively.

Audit-Related Fees

The aggregate fees billed for professional services by TJS DD for an agreed upon procedural review of the wealth strategies division and of the Bank’s loan portfolio were $6,903 and $6,250 for 2018 and 2017 respectively. Other professional services billed for by TJS DD were for a Bank Secrecy Act procedures review of $6,671 in 2018 and $7,891 in 2017, and Asset and Liability Management procedures review of $2,100 in 2018 and 2017.

Tax Fees

The aggregate fees billed for professional services by TJS DD for tax compliance were $2,700 for 2018 and 2017. TJS DD also engaged the Bank in tax accrual procedures consulting in 2018 for $5,406.

All Other Fees

The aggregate fees billed for professional services by TJS DD for the Corporation in 2018 were the Pension Plan audit of $5,750, 401(k) Plan audit of $5,750, ESOP audit of $16,701 information technology audit of $4,700, compliance audit of $22,662 and a fair lending procedures review of $6,854. In 2017, the services performed and fees billed for audits of the Pension Plan, 401(k) Plan, ESOP, information technology, compliance, and a fair lending procedures review were $5,750, $5,750, $16,110, $4,600, $27,889, and $13,583, respectively.

The Audit Committee has reviewed, discussed, and approved in advance all audit and non-audit engagements of TJS Deemer Dana, LLP. The Audit Committee also reviews and discusses with the external auditors all significant relationships they have with the Corporation to confirm their independence on an annual basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of 10% or more of the Corporation’s common stock is required to file certain forms with the SEC. Based solely on its review of the copies of such reports received by the Corporation, or written representations from certain reporting persons, the Corporation believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were fulfilled.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Any proposals of shareholders or recommendations for director nominees intended to be presented at the Corporation’s 2020 annual meeting (the “2020 Annual Meeting”) must be received by December 20, 2019, in order to be eligible for inclusion in the Corporation’s proxy Statement and proxy for that meeting. The Corporation must be notified of any other matter intended to be presented by a shareholder at the 2020 Annual Meeting no later than March 3, 2020.

SHAREHOLDER COMMUNICATIONS

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication in writing to Mrs. Karen T. Boyd, Southwest Georgia Financial Corporation, P. O. Box 3488, Moultrie, GA 31776-3488. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters other than those stated above that are to be brought before the 2019 Annual Meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Corporation.

By order of the Board of Directors,

DeWitt Drew

President and

Chief Executive Officer

April 18, 2019

ANNUAL MEETING OF SHAREHOLDERS OF

SOUTHWEST GEORGIA FINANCIAL CORPORATION

May 28, 2019

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.sgb.bank/2018annualreportandproxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830403000000000000 0 052819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND PROPOSALS 2 AND 4 AND "EVERY YEAR" FOR PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Cecil H. Barber
- ○ John J. Cole, Jr.
- ○ DeWitt Drew
- ○ Richard L. Moss
- ○ Roy H. Reeves
- ○ Johnny R. Slocumb
- ○ M. Lane Wear
- ○ Marcus R. Wells

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To approve the advisory "say on pay" resolution supporting the compensation plan for the executive officers.	☐	☐	☐

	Every year	Every 2 years	Every 3 years	ABSTAIN
3. An advisory vote regarding the frequency of future advisory "say on pay" votes on executive compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. To ratify the appointment of TJS Deemer Dana, LLP as our independent auditors for the fiscal year 2019.	☐	☐	☐

5. Other Matters to Come Before the Meeting

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

COMMON STOCK
OF
SOUTHWEST GEORGIA FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoint(s) Donna S. Lott and Karen T. Boyd, or either of them with power of substitution to each, as proxies of the undersigned to vote the Common Stock of the undersigned, as designated on the reverse side of this ballot, at the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the “Corporation”) to be held on May 28, 2019, at 4:30 p.m. at the Southwest Georgia Bank Administrative Services Building, located at 205 Second Street, S.E., Moultrie, Georgia, and any adjournment thereof.

SEE REVERSE SIDE

1.1 14475